UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008

OPNEXT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33306 (Commission File Number)	22-3761205 (IRS Employer Identification No.)
1 Christopher Way, Eatontown, New Jersey 07724
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 544-3400
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In the course of preparing the Company’s financial statements for the quarter ended December 31, 2007, the Company has determined that errors occurred in the valuation of inventory consigned to one of its contract manufacturers and that, as a result, the Company’s inventory and trade payables balances and the reported amounts of cost of goods sold and other income expense, net, were not properly reported for each of the fiscal years ended March 31, 2006 and March 31, 2007, and for the affected quarterly periods in each of those years.
The Company estimates that, as a result of the errors, the Company’s net income was overstated by approximately $1.8 million for the fiscal year ended March 31, 2007 and its net loss was understated by approximately $1.0 million for the fiscal year ended March 31, 2006. In addition, net income was overstated by approximately $0.7 million for the three-month period ended December 31, 2006 and was understated by approximately $0.1 million for the three-month period ended September 30, 2006, while net loss was understated by approximately $0.5 million for the three-month period ended June 30, 2006. The Company expects to file an amendment to its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 to restate the previously issued audited financial statements for the years ended March 31, 2007 and March 31, 2006. The Company also expects to file amendments to its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2007 and September 30, 2007 to restate the previously issued comparative financial statements for the quarters ended June 30, 2006 and September 30, 2006, respectively. The previously issued comparative financial statements for the quarter and nine-month period ended December 31, 2006 will be restated in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007.
Senior management of the Company has reviewed the errors and determined that its previously issued financial statements for the above-referenced periods should no longer be relied upon. Management has discussed the matters described above with the Company’s Audit Committee of the Board of Directors, and the Audit Committee has concurred with management’s determinations relating to the restatement. The Audit Committee and management have also discussed the matters described above with Ernst & Young LLP, the Company’s independent registered public accounting firm. Furthermore, the Company has notified the NASDAQ National Market of the review and of the Company’s expected restatement of previously reported financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNEXT, INC.
Date: February 13, 2008	By:	/s/ Robert J. Nobile
Robert J. Nobile
Chief Financial Officer and Senior Vice President, Finance